EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Allstar Inns Inc. of our report dated January 24, 1997, included in the 1997 Annual Report to Shareholders (Form 10-K) of Allstar Inns Inc.

                                                    ERNST & YOUNG LLP

Woodland Hills, CA
March 23, 1998